UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2013
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On February 12, 2013, Enzon Pharmaceuticals, Inc. (the “Company”) and Timothy G. Daly entered into a General Severance Agreement (the “Severance Agreement”), which is effective during the remainder of the term of his employment with the Company and, if applicable, for a period of twelve months following any “Change in Control” of the Company (as defined in the Severance Agreement).

The Severance Agreement provides that, in the event the Company terminates Mr. Daly’s employment without “Cause,” or in the event of a termination by Mr. Daly for “Good Reason,” and either such termination occurs within the period that commences ninety (90) days before and ends one year after a “Change in Control,” then Mr. Daly will be entitled to receive: (i) his base salary through the date of termination; (ii) a pro-rated portion of his target bonus which would have been payable to him for the fiscal year in which termination occurs; (iii) a cash payment equal to one times his base salary at the time of termination; (iv) any deferred compensation and other unpaid amounts and benefits earned and vested prior to termination; (v) reimbursement for the total applicable premium cost for continued medical and dental coverage under COBRA for Mr. Daly and his family for a period of up to twelve months following termination; and (vi) executive outplacement assistance, as determined by the Company in its discretion. The agreement also provides that in the event of a “Change in Control,” all options, restricted stock and restricted stock units held by Mr. Daly will become fully vested and, if applicable, exercisable immediately prior to the effective date of the “Change in Control”.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2013, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Second Amended and Restated By-Laws (the “By-Laws”) that will become effective on February 15, 2013. Upon effectiveness of this amendment, in order to bring business before, or nominate candidates for election to the Board at, the 2013 Annual Meeting, a stockholder will be required to deliver notice to the Company as required by the By-Laws not earlier than the date on which public disclosure of the date of the 2013 Annual Meeting is made nor later than the 10th day after the date of such public disclosure.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Second Amended and Restated By-Laws of Enzon Pharmaceuticals, Inc. (effective February 15, 2013)
10.1	General Severance Agreement, dated as of February 12, 2013, by and between Timothy G. Daly and Enzon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: February 12, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Second Amended and Restated By-Laws of Enzon Pharmaceuticals, Inc. (effective February 15, 2013)
10.1	General Severance Agreement, dated as of February 12, 2013, by and between Timothy G. Daly and Enzon Pharmaceuticals, Inc.